Exhibit 3.3

                     Bylaws (Avalon-Borden Companies, Inc.)
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                                  EXHIBIT "B"

                                     BYLAWS
                                       OF
                             BORDEN COMPANIES, INC.

                                   ARTICLE I
                                    OFFICES


         1.01 REGISTERED OFFICE. The registered office shall be located in Wilmington, Delaware.

         1.02 OTHER OFFICES. The corporation may also have offices at such other places located within or without the State of Delaware as the Board of Directors may from time to time determine, or as the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS


         2.01 LOCATION OF MEETINGS. Meetings of shareholders shall be held in the County of Colbert, State of Alabama, or at any other location within or without the State which may be specified in the notice of the meeting or in a duly executed waiver thereof. Meetings of shareholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         2.02 ANNUAL MEETINGS. An annual meeting of shareholders shall be held on the second Friday in January, commencing in the year 1987, if not a legal holiday, and if a legal holiday, then on the next business day following. The date and time of the annual meeting of shareholders may be changed by appropriate resolutions of the Board of Directors, to a time within sixty (60) days before or following the date stated herein. At this meeting, the shareholders shall elect a Board of Directors, and may transact other business properly brought before the meeting.

         2.03 LIST OF SHAREHOLDERS. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer book. This list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of ten (10) days prior to such meeting. This list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

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         2.04 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, the Board of Directors, the Chairman of the Board of Directors or the holders of not less than one-tenth of all shares entitled to vote at such meetings.

         2.05 NOTICE OF MEETINGS. A written or printed notice stating the place, day and hour of any meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.

         2.06 QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.07 MAJORITY MAY CONDUCT BUSINESS. When a quorum is present at any meeting, the vote of the holders of a majority of all the shares entitled to vote (not just those present) shall be the act of the shareholders' meeting, unless the vote of a greater number is required by statute, the Articles of Incorporation of these Bylaws.

         2.08 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class shall be limited or denied by the Articles of Incorporation and except at otherwise provided by statute. At each election for directors, every shareholder entitled to vote at such election shall have the rights to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

         2.09 PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the corporation prior to, or at the time of, the meeting.

         2.10 ACTION WITHOUT MEETING. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in

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writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         2.11 VOTING OF SHARES OF CERTAIN HOLDERS.

               (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize, or in the absence of such authorization, as the Board of Directors of such corporation may determine.

               (b) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of the trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name as trustee.

               (c) Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which he was appointed.

               (d) A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledges to to vote thereon, in which case only the pledges shall be entitled to vote the transferred shares.

               (e) Treasury shares, shares of its own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by the corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         2.12. RECORD DATES. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, the books shall be closed for at least ten
(10) days immediately preceding the meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance as the record date for determination of shareholders, a date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken.

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         If the stock transfer books are not closed and no record date is fixed:

               (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

               (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

               (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                  ARTICLE III
                                   DIRECTORS


         3.01 POWERS. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         3.02 NUMBER AND ELECTION OF DIRECTORS. The number of directors constituting the initial Board of Directors of the corporation shall be as set forth in the Articles of Incorporation. However, the number may be changed by the Board of Directors from time to time by appropriate resolution of the Board. In no event shall there ever be less than one member of the Board of Directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.04, and each director elected shall hold office until the next succeeding annual meeting and until his successor shall have been elected and qualified. Directors need not be residents of the State of Delaware or shareholders of the corporation.

         3.03 REMOVAL OF DIRECTORS. Any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares represented at any shareholders' meeting at which a quorum is present, provided that the proposed removal is stated in the notice of the meeting.

         3.04 ELECTIONS TO FILL VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the Board of Directors, or

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by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or may be filled by the Board of Directors for a term of office continuing only until the election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more than two (2) such directorships during the period between any two successive annual meetings of the shareholders.

         3.05 LOCATION OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware. Members of the Board of Directors or of committees thereof may participate in and hold a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         3.06 FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected Board of Directors shall be held at such time and place directly following the annual meeting of the shareholders or as shall be fixed by the vote of the shareholders at their annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event such meeting is not held after the annual meeting of the shareholders or in the event of a failure of the shareholders to fix the time and place of the first meeting of the newly elected Board of Directors, or in the event the meeting is not held at the time and place so fixed by the shareholders, such meeting may be held at the time and place specified in a notice given as provided for special meetings of the Board of Directors, or as specified in a written waiver signed by all of the directors.

         3.07 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and places as shall, from time to time, be determined by the Board.

         3.08 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Secretary on the written request of any two (2) directors. Notice of special meetings of the Board of Directors may be given personally, in writing or by telegram, and shall be given to each director at least three (3) days before the date of the meeting. Notice shall be given by the person calling the meeting or by the Secretary. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice or wavier of notice, except as may otherwise be expressly provided by statute, the Articles of Incorporation, or these Bylaws.

         3.09 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of

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Directors, unless a greater number is required by statute, the Articles of
Incorporation or the Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement thereof at the meeting, until a quorum shall be present.

         3.10 EXECUTIVE COMMITTEE. The Board of Directors, by resolution adpoted by a majority of the entire Board of Directors may designate two (2) or more directors to constitute an executive committee. This committee, unless its authority is expressly limited by such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action of the Board of Directors is required by statute, the Articles of Incorporation or these Bylaws. Vacancies in the membership of the committee shall be filled by a majority of the entire Board of Directors at a regular meeting or special meeting. The executive committee shall keep regular minutes of its proceedings and shall report the same to the Board of Directors when required. The designation of the executive committee and the delegation thereto of authority shall not relieve the Board of Directors, or any of its members, of any responsibility imposed by law.

         3.11 ACTION WITHOUT MEETING. Any action that may be taken by the executive committee or the Board of Directors at a meeting may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the executive committee or all of the directors.

         3.12 COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any salary for their services, but, by resolution of the Board may receive a fixed sum and necessary expenses of attendance of each regular or special meeting of the Board. Members of the executive committee, by resolution of the Board of Directors, may be allowed like compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                    NOTICES


         4.01 CONTENT AND METHOD. Notices to directors and shareholders shall be in writing unless otherwise provided in these Bylaws, shall specify the time and place of the meeting, and shall be delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed given at the time when the notice is placed in the United States mail, postage prepaid. Notice to directors may also be given by telegram.

         4.02 WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or director under the provisions of applicable statutes, the Articles of Incorporation or these Bylaws, a waiver therof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of notice.

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         4.03 ATTENDANCE CONSTRUED AS WAIVER OF NOTICE. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE V
                                    OFFICERS


         5.01 TITLES. The offices of this corporation shall consist of a President, a Secretary, and such other officers as are contemplated by Section
5.03 hereof, each of whom shall be elected by the Board of Directors. One or more Vice Presidents may also be elected at the discretion of the Board of Directors. Any two or more offices may be held by the same person.

         5.02 ELECTION. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, one or more Vice Presidents (if any), a Treasurer (if any), and a Secretary, none of whom needs to be a member of the Board, and may appoint a member of the Board of Directors as Chairman of the Board.

         5.03 OTHER OFFICERS. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

         5.04 COMPENSATION. The compensation of the President, any Vice Presidents, the Treasurer (if any), and the Secretary shall be fixed by the Board of Directors, but the compensation of all minor officers and all other agents and employees of the corporation may be fixed by the President, unless by resolution the Board of Directors shall determine otherwise; provided, however, that without the express approval of the Board of Directors, the President may not enter into any employment agreement on behalf of the corporation with any person which may not be terminated by the corporation, either at will or upon thirty (30) days written notice.

         5.05 TERM OF OFFICE. Each officer of the corporation shall hold office until his successor is chosen and qualifies, or until his death or removal or resignation from office. Any officer, agent or member of the executive committee elected or appointed by the Board of Directors may be removed by a majority vote of the entire Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in an office of the corporation for any reason may be filled by the Board of Directors.

         5.06 CHAIRMAN OF THE BOARD AND PRESIDENT. The Board of Directors may designate whether the Chairman of the Board, if one is appointed, or the President shall be the chief executive officer of the corporation. In the absence of a contrary designation, the President shall be the chief executive officer. The chief executive officer shall preside at all meetings of the shareholders, and of the Board of Directors unless a Chairman of the Board is appointed, and shall have such other powers and duties as usually pertain to

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his office or as may be assigned to him from time to time by the Board of
Directors. The President shall have such powers and duties as usually pertain to that office, except as the same may be modified by the Board of Directors. Unless the Board of Directors shall otherwise direct, the President shall have general and active management responsibility for the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into affect.

         5.07 ADDED POWERS OF THE PRESIDENT. The President, and the Chairman of the Board, in the event that he shall have been designated chief executive officer, shall execute, with the Secretary or any other officer of the corporation so authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.

         5.08 VICE PRESIDENT. In the event that the Board of Directors shall provide for Vice President, then each of the Vice Presidents, in the order of his seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, serve in the capacity of the President and perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.

         5.09 SECRETARY. The Secretary shall: (a) attend all meetings of the Board of Directors and of the shareholders, and shall record all votes and keep the minutes of all such proceedings in one or more books kept for that purpose;
(b) perform like services for the executive committee, if any; (c) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors; (d) keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it and when so affixed, it shall be attested by the Secretary's signature, or by the signature of the Treasurer, any Assistant Secretary or Assistant Treasurer; and (e) perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the President or Board of Directors, under whose supervision the Secretary shall function.

         5.10 ASSISTANT SECRETARIES. Each Assistant Secretary, if any, in the order of his seniority, unless otherwise determined by the Board of Directors, may perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

         5.11 TREASURER. The Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all money and other valuable effects in the name, and to the credit of, the corporation in such depositories as may be designated by the Board of Directors and shall perform all such other duties as, from time to time, may be assigned to the Treasurer by the Board of Directors.

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         5.12 DISBURSEMENTS AND ACCOUNTING. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for all disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever the Board of Directors may require, an account of all of his transactions as Treasurer, and of the financial condition of the corporation.

         5.13 TREASURER'S BOND. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         5.14 ASSISTANT TREASURERS. Each Assistant Treasurer, if any, in the order of his seniority unless otherwise determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

                                   ARTICLE VI
                        CERTIFICATES REPRESENTING SHARES


         6.01 DESCRIPTION. The corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share unitl the consideration therefor has been fully paid. Each certificate shall be consecutively numbered and shall be entered in the books of the corporation as issued. Each certificate representing shares shall state upon the face therof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share or a statement that the shares are without par value, and shall further contain on the face or back of the certificate a statement of all additional information required by statute to be set forth.

         6.02 FACSIMILE SIGNATURES. The signatures of the President or Vice President, and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or assistant transfer agent, or registered by a registrar other than the corporation or an employee of the corporation. In the event that an officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

         6.03 LOST CERTIFICATES. The Board of Directors may direct new certificate(s) to be issued in place of any certificate(s) previously issued by

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the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost or destroyed. When authorizing such issuance of new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and form and with such sureties as it may direct as an indemnity against any claim that may be made against the corporation with respect to the certificate(s) alleged to have been lost or destroyed.

         6.04 TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the corporation by the holder therof in person or by his duly authorized attorney-in-fact. Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         6.05 REGISTERED OWNERS. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VII
                               GENERAL PROVISIONS


         7.01 DIVIDENDS. The Board of Directors may declare and the corporation may pay dividends on its outstanding shares in cash, property or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation.

         7.02 CONTRACTS. The Board of Directors may authorize any officer of officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name, and on behalf of, the corporation. This authority may be general or confined to specific instances.

         7.03 LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or any executive committee. This authority may be general or confined to specific instances.

         7.04 RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

         7.05 FINANCIAL REPORTS. The Board of Directors must, when requested by the holders of at least one-third of the outstanding shares of the

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corporation, present written reports concerning the situation and business of the corporation.

         7.06 SIGNATURES. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may, from time to time, designate.

         7.07 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         7.08 CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and shall be in the form determined by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or any other manner reproduced.

                                  ARTICLE VIII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


         8.01 NON-DERIVATIVE SUITS. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entrprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendore or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         8.02 DERIVATIVE SUITS. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation

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

unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         8.03 STANDARD. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 8.01 and
8.02 of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under subsections 8.01 and 8.02 of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections 8.01 and 8.02 of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         8.04 ADVANCE PAYMENT. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         8.05 NON-EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote or stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         8.06 INSURANCE. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         8.07 DEFINITIONS

         (a) CORPORATION. For purposes of this section, references to "the corporation" shall include, in addition to the resulting

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corporation, any constituant corporation (including any constituant of a constituant) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituant corporation if its separate existence had continued.

         (b) EMPLOYEE BENEFIT PLAN. For purposes of this section, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involved services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith in a manner he reasonably believed to be in the interest of the pariticipants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interestes of the corporation" as referred to in this section.

                                   ARTICLE IX
                                   AMENDMENTS


         These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by the affirmative vote of a majority of either the Board of Directors or the shareholders, present at any meeting at which a quorum of each respective body is present, provided that notice of the proposed alteration, amendment, repeal or adoption shall be contained in the notice of the meeting. This power to alter, amend or repeal the Bylaws, and to adopt new Bylaws, may be modified or divested by action of shareholders representing a majority of the stock of the corporation taken at any regular or special meeting of the shareholders.

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